News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MAY 2010
OPERATIONAL PERFORMANCE

HOUSTON, June 1, 2010 – Continental Airlines (NYSE: CAL) today reported a May  consolidated (mainline plus regional) load factor of 83.8 percent, 2.9 points above the May 2009 consolidated load factor, and a mainline load factor of 84.1 percent, 2.8 points above the May 2009 mainline load factor. The carrier reported a domestic mainline May load factor of 85.4 percent, 0.7 points above the May 2009 domestic mainline load factor, and an international mainline load factor of 82.9 percent, 4.9 points above May 2009. All four May load factors were records for the month.

During May, Continental recorded a U.S. Department of Transportation (DOT) on-time arrival rate of 82.5 percent and a mainline segment completion factor of 99.4 percent.

In May 2010, Continental flew 7.8 billion consolidated revenue passenger miles (RPMs) and 9.3 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic increase of 3.7 percent and a consolidated capacity increase of 0.2 percent as compared to May 2009. In May 2010, Continental flew 7.0 billion mainline RPMs and 8.3 billion mainline ASMs, resulting in a mainline traffic increase of 3.2 percent and a mainline capacity decrease of 0.3 percent as compared to May 2009. Domestic mainline traffic was 3.4 billion RPMs in May 2010, down 1.4 percent from May 2009, and domestic mainline capacity was 4.0 billion ASMs, down 2.2 percent from May 2009.

For May 2010, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 23.0 and 24.0 percent compared to May 2009, while mainline RASM is estimated to have increased between 22.5 and 23.5 percent. For April 2010, consolidated passenger RASM increased 14.8 percent compared to April 2009, while mainline passenger RASM increased 12.6 percent compared to April 2009.

Continental’s regional operations had a May load factor of 81.0 percent, 3.0 points above the May 2009 regional load factor. Regional RPMs were 834.2 million and regional ASMs were 1,030.3 million in May 2010, resulting in a traffic increase of 8.2 percent and a capacity increase of 4.2 percent versus May 2009.

Continental Airlines is the world’s fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 2,700 daily departures throughout the Americas, Europe and Asia, serving 132 domestic and 137 international destinations. Continental is a member of Star Alliance, which overall offers more than 21,050 daily flights to 1,167 airports in 181 countries through its 27 member airlines. With more than 40,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture. For nine consecutive years, FORTUNE magazine has ranked Continental as the top U.S. airline on its “World’s Most Admired Companies” airline industry list. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2009 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the potential for significant volatility in the cost of aircraft fuel, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including continuing weakness in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation and airline alliances, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
MAY	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	3,399,245	3,446,789	-1.4	Percent

International	3,579,626	3,314,327	8.0	Percent
Transatlantic	1,871,434	1,871,204	0.0	Percent
Latin America	950,899	817,258	16.4	Percent
Pacific	757,293	625,865	21.0	Percent

Mainline	6,978,871	6,761,116	3.2	Percent
Regional	834,201	771,316	8.2	Percent
Consolidated	7,813,072	7,532,432	3.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,979,807	4,069,697	-2.2	Percent

International	4,316,804	4,249,984	1.6	Percent
Transatlantic	2,193,564	2,299,445	-4.6	Percent
Latin America	1,223,201	1,060,212	15.4	Percent
Pacific	900,039	890,327	1.1	Percent

Mainline	8,296,611	8,319,681	-0.3	Percent
Regional	1,030,325	988,786	4.2	Percent
Consolidated	9,326,936	9,308,467	0.2	Percent
PASSENGER LOAD FACTOR
Domestic	85.4 Percent	84.7 Percent	0.7	Points

International	82.9 Percent	78.0 Percent	4.9	Points
Transatlantic	85.3 Percent	81.4 Percent	3.9	Points
Latin America	77.7 Percent	77.1 Percent	0.6	Points
Pacific	84.1 Percent	70.3 Percent	13.8	Points

Mainline	84.1 Percent	81.3 Percent	2.8	Points
Regional	81.0 Percent	78.0 Percent	3.0	Points
Consolidated	83.8 Percent	80.9 Percent	2.9	Points
ONBOARD PASSENGERS
Mainline	3,817,735	3,807,770	0.3	Percent
Regional	1,532,200	1,455,398	5.3	Percent
Consolidated	5,349,935	5,263,168	1.6	Percent
CARGO REVENUE TON MILES (000)
Total	100,950	73,439	37.5	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	15,624,967	15,722,063	-0.6	Percent

International	16,625,766	15,518,747	7.1	Percent
Transatlantic	7,746,608	7,654,042	1.2	Percent
Latin America	5,381,127	4,974,452	8.2	Percent
Pacific	3,498,031	2,890,253	21.0	Percent

Mainline	32,250,733	31,240,810	3.2	Percent
Regional	3,853,143	3,647,748	5.6	Percent
Consolidated	36,103,876	34,888,558	3.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	18,748,247	19,142,629	-2.1	Percent

International	20,791,692	20,701,325	0.4	Percent
Transatlantic	9,723,327	10,438,638	-6.9	Percent
Latin America	6,733,566	6,299,670	6.9	Percent
Pacific	4,334,799	3,963,017	9.4	Percent

Mainline	39,539,939	39,843,954	-0.8	Percent
Regional	4,993,257	4,976,130	0.3	Percent
Consolidated	44,533,196	44,820,084	-0.6	Percent
PASSENGER LOAD FACTOR
Domestic	83.3 Percent	82.1 Percent	1.2	Points

International	80.0 Percent	75.0 Percent	5.0	Points
Transatlantic	79.7 Percent	73.3 Percent	6.4	Points
Latin America	79.9 Percent	79.0 Percent	0.9	Points
Pacific	80.7 Percent	72.9 Percent	7.8	Points

Mainline	81.6 Percent	78.4 Percent	3.2	Points
Regional	77.2 Percent	73.3 Percent	3.9	Points
Consolidated	81.1 Percent	77.8 Percent	3.3	Points
ONBOARD PASSENGERS
Mainline	18,089,280	18,336,478	-1.3	Percent
Regional	7,022,047	6,744,750	4.1	Percent
Consolidated	25,111,327	25,081,228	0.1	Percent
CARGO REVENUE TON MILES (000)
Total	453,306	346,468	30.8	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MAY	2010	2009	Change
On-Time Performance 1	82.5%	83.5%	(1.0)	Points
Completion Factor 2	99.4%	99.6%	(0.2)	Points
April 2010 year-over-year consolidated RASM change			14.8	Percent
April 2010 year-over-year mainline RASM change			12.6	Percent
May 2010 estimated year-over-year consolidated RASM change			23.0 - 24.0	Percent
May 2010 estimated year-over-year mainline RASM change			22.5 - 23.5	Percent
May 2010 estimated average price per gallon of fuel, including fuel taxes			2.33	Dollars
Second Quarter 2010 estimated average price per gallon of fuel, including fuel taxes			2.25	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Factor

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